Exhibit 99.2

Mirant Corporation

Non-GAAP Financial Measures

We use certain non-GAAP financial measures in our earnings press release, our filings with the Securities and Exchange Commission (“SEC”), our other press releases, our quarterly conference calls and investor presentations and on our website. We think that these measures are helpful to investors in measuring our financial performance and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. The non-GAAP financial measures described below have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations represents our income from continuing operations adjusted for: (1) net unrealized gains and losses on derivative financial instruments, (2) net lower of cost or market adjustments to our inventory and (3) certain other items. We think adjusted income from continuing operations is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by volatility in the value of our derivative instruments or inventories. None of the Company’s derivatives recorded at fair value are designated as hedges under the applicable accounting guidance and changes in their fair values are therefore recognized currently in earnings as unrealized gains or losses. As a result, our financial results are at times volatile and subject to fluctuations in value primarily because changes in forward electricity and fuel prices affect the value of both our asset hedges and proprietary trading positions. Management also adjusts for periodic write downs in the value of our commodity inventories, including fuel oil, coal, and purchased emissions allowances to reflect the lower of cost or market, which is required under GAAP. The values of these inventories can fluctuate significantly over time with market prices. In addition, management adjusts for the benefit created by inventory utilized in operations in the current period that were subject to lower of cost or market adjustments in prior periods.

For the quarter ended December 31, 2009, other adjustments included (1) impairment losses related to our Potomac River generating facility, (2) shut down costs related to our Lovett generating facility and (3) loss on disposal of assets, net. For the year ended December 31, 2009, other adjustments included (1) impairment losses, (2) bankruptcy charges and legal contingencies, (3) certain severance costs, (4) shut down costs related to our Lovett generating facility and (5) loss on disposal of assets, net. Adjusted income from continuing operations reflecting each of the adjustments described above is used by management and some investors to measure financial performance on an ongoing basis.

Adjusted EBITDA from Continuing Operations

EBITDA consists of net income before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA from continuing operations to reflect the same adjustments used in deriving adjusted income from continuing operations. Adjusted EBITDA from continuing operations is a measure commonly used in our industry, and we present adjusted EBITDA from continuing operations to enhance the understanding of our operating performance. We view adjusted EBITDA from continuing operations as an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. In addition, we think that adjusted EBITDA from continuing operations eliminates the volatility created by significant shifts in the value of our derivative financial instruments and inventories between periods. However, adjusted EBITDA from continuing operations is not a measurement of financial performance under GAAP, and our adjusted EBITDA from continuing operations may not be comparable to similarly titled measures of other companies. Adjusted EBITDA from continuing operations has important limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Additionally, a form of adjusted EBITDA is used in agreements governing our outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the adjusted EBITDA presented in our earnings press releases and our investor presentations, which may decrease or increase adjusted EBITDA for purposes of our financial covenants.

Realized / Unrealized Gross Margin and Adjusted Gross Margin

Gross margin is our operating revenue less cost of fuel, electricity and other products, and excludes depreciation and amortization. We present gross margin on both a historical and projected basis, excluding depreciation and amortization, and realized gross margin separately from unrealized gross margin in order to be consistent with how we manage our business. Realized gross margin and unrealized gross margin are both non-GAAP financial measures. Realized gross margin represents our gross margin less unrealized gains and losses on derivative financial instruments for the periods presented. Conversely, unrealized gross margin is equivalent to our unrealized gains and losses on derivative financial instruments for the periods presented. Management evaluates our operating results excluding the effect of unrealized gains and losses. None of our derivative financial instruments recorded at fair value are designated as hedges under the applicable accounting guidance and changes in their fair values are therefore recognized currently in income as unrealized gains or losses. As a result, our financial results are, at times, volatile and subject to fluctuations in value primarily because changes in forward electricity and fuel prices affect the value of both our asset hedges and proprietary trading positions. Adjusting our gross margin to exclude unrealized gains and losses provides a measure of performance that eliminates the volatility created by significant shifts in market values between periods. For the quarter and year ended December 31, 2009, adjusted gross margin represents our realized gross margin adjusted for lower of cost or market adjustments to our fuel inventory. As noted above, the values of these inventories can fluctuate significantly over time with market prices. In addition, management adjusts for the benefit created by inventory utilized in operations in the current period that were subject to lower of cost or market adjustments in prior periods. We note that our realized and unrealized gross margin and our adjusted gross margin may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Adjusted Operations and Maintenance Expenses

Adjusted operations and maintenance expenses represent our operations and maintenance expenses adjusted for: (1) bankruptcy charges and legal contingencies, (2) certain severance costs and (3) shut down costs related to our Lovett generating facility. We adjust our operations and maintenance expenses to exclude the effect of bankruptcy charges and prepetition disputes, severance and stock-based compensation expenses resulting from the departure of certain executives and employees, and Lovett shut down costs because we do not think the cost (or benefit) of these items is reflective of our ongoing business operations. Adjusted operations and maintenance expenses reflecting each of the adjustments described above is used by management and some investors to measure the level of expenses incurred in the ongoing operations of the business.

Adjusted net cash provided by operating activities

Adjusted net cash provided by operating activities represents our net cash provided by operating activities adjusted for (1) bankruptcy claim payments, (2) emission allowance sales proceeds and (3) capitalized interest. We present adjusted net cash provided by operating activities on both a historical and projected basis. Management thinks adjusted net cash provided by operating activities provides a more accurate evaluation of our performance because the adjustments are for items that are not related to our ongoing operations. Bankruptcy claim payments are excluded because they will not recur over the long-term. Emission allowance sales proceeds are included in adjusted net cash provided by operating activities because sales of excess emissions allowances are a part of the ongoing business. Capitalized interest is adjusted because the interest is assumed to be incurred as part of normal operations. Management thinks this measure is a more accurate indicator of the performance of the Company’s ongoing business operations and provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature.

Adjusted free cash flow

Our adjusted free cash flow represents our adjusted net cash provided by operating activities further adjusted for capital expenditures, excluding capitalized interest. We think that use of adjusted free cash flow is meaningful, as the use of this financial measure provides management and our investors with supplemental information about the effect on our cash flows from the items specified above. Management uses this information as an analytical indicator to assess the Company’s performance. Adjusted free cash flow is a measure of performance that management uses in its business as an alternative to net cash provided by operating activities. Management thinks the presentation of adjusted free cash flow provides investors and analysts an efficient means by which they can evaluate the Company’s cash flow after meeting its capital expenditure requirements.

Additionally, a form of adjusted free cash flow is used in agreements governing our outstanding indebtedness for debt covenant compliance purposes. Adjusted free cash flow as used in those agreements includes additional adjustments to the adjusted free cash flow presented in our earnings press releases and our investor presentations, which may decrease or increase adjusted free cash flow for purposes of calculating compliance with our financial covenants.

Adjusted free cash flow (without MD HAA and Marsh Landing)

Our adjusted free cash flow (as defined above) includes capital expenditures related to the Maryland Healthy Air Act (“MD HAA”) and capital expenditures and working capital changes related to Mirant Marsh Landing (“Marsh Landing”). Because our MD HAA capital expenditures and Marsh Landing capital expenditures and working capital changes are non-recurring in nature, we think the presentation of adjusted free cash flow without MD HAA and Marsh Landing provides a more meaningful presentation of our free cash flow. Therefore, we think adjusted free cash flow without MD HAA and Marsh Landing provides a measure that eliminates the effect of capital expenditures and working capital changes that the Company does not expect to incur on an ongoing basis and gives a more accurate view of our performance to management, investors and analysts.

Hedged adjusted gross margin

Realized gross margin represents our gross margin less unrealized gains and losses on derivative financial instruments for the periods presented. Hedged adjusted gross margin is defined as realized gross margin derived from hedged generation and other contracted capacity, which would include reliability must-run agreements and capacity sold in administered capacity markets. We think hedged adjusted gross margin is an important metric for investors in evaluating the volatility associated with our operations and the extent to which the Company has attempted to reduce such volatility.

Hedged adjusted EBITDA

Hedged adjusted EBITDA is defined as our hedged adjusted gross margin, as defined above, reduced by our operating and other expenses for a full calendar year. We present hedged adjusted EBITDA on a projected basis. Management uses hedged adjusted EBITDA to demonstrate the portion of adjusted EBITDA that is hedged. We think hedged adjusted EBITDA is a valuable measure for investors and analysts to determine the extent to which the Company has attempted to reduce the volatility associated with our business.

Projected Adjusted EBITDA and other projected performance measures

On a forward-looking basis, we reconcile adjusted EBITDA and other projected performance measures to net cash provided by operating activities of continuing operations and adjusted net cash provided by operating activities, as defined above. Such reconciliation is in contrast to our reconciliation on a historical basis of adjusted EBITDA to income from continuing operations. We calculate projected adjusted EBITDA from adjusted net cash provided by operating activities by further excluding: (1) interest, net (including amounts capitalized), (2) income taxes paid (refund) and (3) working capital and other changes. In addition, we provide other measures on a forward-looking basis such as adjusted free cash flow and adjusted free cash flow (without MD HAA and Marsh Landing). We reconcile adjusted EBITDA and other projected performance measures on a forward-looking basis to net cash provided by operating activities of continuing operations, as opposed to income from continuing operations, because net cash provided by operating activities of continuing operations does not include unrealized gains and losses. We do not think it is possible to accurately predict future fluctuations in forward electricity and fuel prices. Accordingly, we think it is appropriate to provide a forward-looking measure that does not account for unrealized gains and losses and the effect of unpredictable volatility in electricity and fuel prices in future periods.